UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 8, 2010

AGRISOLAR SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4807 S. Zang Way Morrison, CO 80465
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-979-2404

V2K INTERNATIONAL, INC.

7853 East Arapahoe Court, Suite 3100

Centennial, CO 80112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

AGRISOLAR SOLUTIONS, INC

TABLE OF CONTENTS

Page

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

4

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

4

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

27

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

27

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS  28

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORTION OR BYLAWS; CHANGE IN FISCAL YEAR  28

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

28

SIGNATURES

29

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K/A CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “FINANCIAL INFORMATION - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K/A, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K/A, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

EXPLANATORY NOTE: This Report on Form 8K/A is being filed for the purpose of filing financial statements of Fuwaysun Technology, Ltd., a Colorado corporation, a business acquired by the Registrant.  Such financial statements were not included as exhibits to the initial Report on Form 8K, dated January 8, 2010, which was filed by the Registrant on January 11, 2010 to report the acquisition of Fuwaysun Technology, Ltd. (the “Original Filing”). This Report on Form 8K/A includes audited consolidated financial statements of Fuwaysun Technology, Ltd., for its fiscal years ended March 31, 2009 and 2008, interim unaudited consolidated financial statements of Fuwaysun Technology, Ltd., for the nine month periods ended December 31, 2009 and 2008, and Pro Forma Consolidated Financial Statements of the Registrant (formerly known as V2K International, Inc.) and Fuwaysun Technology Ltd., as of March 31, 2009 and December 31, 2009. Other disclosures in this Report on Form 8K/A have also been updated.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2010, AgriSolar Solutions, Inc., a Colorado corporation (formerly V2K International, Inc., and hereinafter referred to as the “Registrant”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Fuwaysun Technology, Ltd., (“Fuwaysun”), a Colorado corporation. Pursuant to the terms of the Exchange Agreement, the Registrant agreed to acquire all of the issued and outstanding shares of common stock in Fuwaysun, in exchange for the issuance of an aggregate of up to 58,055,000 shares of the Registrant’s common stock to the shareholders of Fuwaysun, thereby causing Fuwaysun and its wholly-owned subsidiaries, Fuwaysun Technology (HK) Limited, a Hong Kong corporation (“FTHK”), Forboss Solar (ShenZhen) Co, Ltd, a PRC corporation (“Forboss”), and Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun”) to become wholly-owned subsidiaries of the Registrant (the “Share Exchange”).

The Board of Directors of the Registrant authorized execution of the Exchange Agreement on its behalf.  The Board of Directors of Fuwaysun recommended execution of the Exchange Agreement, and, in accordance with Colorado law, a shareholder of Fuwaysun holding more than a majority of its issued and outstanding common stock, approved execution of the Exchange Agreement.

A material relationship existed between the Registrant and Fuwaysun prior to execution of the Exchange Agreement.  On November 16, 2009, Fuwaysun executed a Securities Purchase Agreement with a principal shareholder of the Registrant pursuant to which Fuwaysun agreed to acquire control of the Registrant through purchase of a total of 172,712 shares, or approximately 57.88%, of the shares of common stock of the Registrant which were issued and outstanding prior to completion of the share exchange transaction. As hereinafter described in Items 2.01 and 5.01 the closing under the Securities Purchase Agreement was completed on January 8, 2010, immediately prior to closing under the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Share Exchange Transaction

Closing of the exchange transaction under the terms of the Exchange Agreement described in Item 1.01 was completed on January 8, 2010.  As a result of closing of the share exchange transaction, the Registrant acquired Fuwaysun and its wholly-owned subsidiaries, Fuwaysun Technology (HK) Limited, a Hong Kong corporation (“FTHK”), Forboss Solar (ShenZhen) Co, Ltd, a PRC corporation (“Forboss”), and Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun”), all of which became wholly-owned subsidiaries of the Registrant.

In conjunction with closing of the exchange transaction, the Registrant changed its name from V2K International, Inc., to AgiSolar Solutions, Inc., to reflect its new business operations.

The terms of the Exchange Agreement were determined through arms length negotiations between the Registrant and Fuwaysun.  Execution of the Exchange Agreement and closing of the share exchange transaction were approved on behalf of the Registrant by its board of directors, and on behalf of Fuwaysun by its board of directors and by a principal shareholder holding a majority of its issued and outstanding common stock.

Prior to closing under the Exchange Agreement, the Registrant had a total of 298,379 shares of common stock issued and outstanding.  As a result of closing under the Exchange Agreement, the Registrant has a total of 58,353,379 shares of its common stock issued and outstanding, of which 298,379 shares, or approximately 0.5%, are owned by previously existing shareholders of the Registrant, with the balance of 58,055,000, or approximately 99.5%, owned by persons who were previously shareholders of Fuwaysun.

A material relationship existed between the Registrant and Fuwaysun prior to closing under the Exchange Agreement. On January 8, 2010, immediately prior to closing under the Exchange Agreement, Fuwaysun acquired control of the Registrant through the purchase of a total of 172,712 shares, or approximately 57.88%, of the then issued and outstanding common stock of the Registrant. The shares were purchased from Lotus Holdings, LLC, a shareholder of the Registrant, for a total purchase price of $350,000, including $200,000 paid in cash and $150,000 through execution of a promissory note due and payable on or before January 8, 2011.

Changes Resulting from the Share Exchange

Following completion of the share exchange transaction, the Registrant intends to carry on the business of Fuwaysun’s subsidiary, Shenzhen Fuwaysun. Shenzhen Fuwaysun is primarily engaged in the development, production and sale of solar products, including a solar insect killer and other products designed for agricultural and commercial use. The manufacturing facility of Shenzhen Fuwaysun is located in Shenzhen, PRC, and a substantial majority of its current sales and business operations are in China.

Changes to the Board of Directors and Officers

Pursuant to the terms of the Exchange Agreement, upon closing of the Share Exchange all existing officers and directors of the Registrant resigned and were successors designated by Fuwaysun were appointed.  All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of Fuwaysun will own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange. Fuwaysun is deemed to be the accounting acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Share Exchange will be those of Fuwaysun’s operating subsidiary, Shenzhen Fuwaysun, and will be recorded at the historical cost basis of Shenzhen Fuwaysun.  After completion of the Share Exchange, the Registrant’s consolidated financial statements will include the assets and liabilities of the Registrant and Fuwaysun’s subsidiary Shenzhen Fuwaysun, the historical operations of Shenzhen Fuwaysun, and the operations of the Registrant and its subsidiaries from the closing date of the Share Exchange.

Disposition of V2K Window Fashions, Inc., and V2K Technology, Inc.

Prior to its acquisition of Fuwaysun, the Registrant was engaged in selling and supporting franchises in the residential and commercial window fashion business, and in developing and licensing proprietary software used in conjunction with designing window decorations for residential and commercial customers.  These businesses were carried on through the registrant’s wholly-owned subsidiaries, V2K Window Fashions, Inc. and V2K Technology, Inc.

At the time of completion of the share exchange transaction, these subsidiaries had a negative net worth and were generating negative cash flow.  As a result, the Registrant made the decision to dispose of its interest in these subsidiaries for no or nominal consideration. Accordingly, on January 11, 2010, the Registrant sold its interest in these subsidiaries for nominal consideration to Lotus Holdings, LLC, an entity controlled by the former officers and directors of the Company.  Following disposition of these subsidiaries, the registrant will engage in the development, production and sale of solar products as its primary line of business.

DESCRIPTION OF OUR BUSINESS

Introduction

Through our wholly-owned subsidiary, Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun”), we are engaged primarily in the development, production and sale of solar products, including a solar insect killer and other products designed for agricultural and commercial use.  Our manufacturing facility is located in Shenzhen, PRC, and a substantial majority of our current sales and business operations are in China.

Corporate History

We were incorporated in the State of Colorado on March 13, 2006 under the name V2K International, Inc. From March, 2006, through January, 2010, we were in the business of selling and supporting franchises in the residential and commercial window fashion industry, and in the business of developing and licensing proprietary software which allows users to decorate windows for both residential and commercial customers. During this time, our business operations were carried on through two wholly-owned subsidiaries, V2K Window Fashions, Inc. and V2K Technology, Inc.

  On January 8, 2010, we acquired all of the issued and outstanding shares of Fuwaysun Technology, Ltd., (“Fuwaysun”), a Colorado corporation, in a share exchange transaction.  As a result of completion of this share exchange transaction, Fuwaysun and its wholly-owned subsidiaries, Fuwaysun Technology (HK) Limited, a Hong Kong corporation (“FTHK”), Forboss Solar (ShenZhen) Co, Ltd, a PRC corporation (“Forboss”), and Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun”) became our wholly-owned subsidiaries.   In conjunction with this share exchange transaction, we changed our name to AgriSolar Solutions, Inc.

We completed the share exchange transaction with Fuwaysun in order to acquire its business operations, and with the intent of focusing our business operations exclusively on the operations of Fuwaysun.   As a result, on January 11, 2010, we sold our interest in V2K Window Fashions, Inc., and V2K Technology, Inc., for nominal consideration to Lotus Holdings, LLC, a Colorado limited liability company, which is an entity controlled by the former officers and directors of the Company.

As a result of completion of the share exchange transaction, Shenzhen Fuwaysun became our operating subsidiary.  Shenzhen Fuwaysun was formed in 2006 to manufacture plastic injection parts and plastic moulds at its factory in Shenzhen, PRC.  Initially, its business was limited to manufacturing and supplying parts for use in various products, including products used in the automotive industry, in household products, electrical appliances, hospital products, digital products, communication and computer equipment, toys and other industries.  Commencing in 2007, Shenzhen Fuwaysun expanded its business to include development and production of solar products including a solar insect killer, solar mouse & bird repeller, a portable solar power supply system, a solar sprinkling and irrigation system and other solar products.  For the fiscal year ended March 31, 2008, approximately 34.5% of the revenues of Shenzhen Fuwaysun came from production and sale of solar products and approximately 65.5% came from the business of manufacturing and supplying plastic injection parts and plastic moulds. For the fiscal year ended March 31, 2009, approximately 29.8% of the revenues of Shenzhen Fuwaysun came from production and sale of solar products and approximately 70.2% came from the business of manufacturing and supplying plastic injection parts and plastic moulds. For the fiscal year ending March 31, 2010, it is anticipated that a substantial majority of the revenues of Shenzhen Fuwaysun will be from production and sale of solar products.

Corporate Structure

The Chart below depicts our corporate structure. As depicted below, the AgriSolar owns 100% of the capital stock of Fuwaysun Technology Ltd., a Colorado corporation (“Fuwaysun”), Fuwaysun owns 100% of the capital stock of Fuwaysun Technology (HK) Limited, a Hong Kong corporation (“FTHK”), FTHK owns 100% of the capital stock of Forboss Solar (Shenzhen) Co., Ltd, a PRC corporation (“Forboss”), and Forboss owns 100% of the capital stock of our operating subsidiary, Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun).

Current Operations

The Company is currently focused on the marketing and sale of its line of solar insect killers within the agricultural industry in China.  China ranks first in worldwide farm output, producing a wide variety of crops including rice, wheat, potatoes, corn, cotton, peanuts, vegetables, tobacco, tea, coffee and many types of fruit.  A total of approximately 40,000 of the Company’s solar insect killers are currently installed in various types of farms throughout China where all of these types of crops are being grown.  Based on test results and reported results from many of these farms, the Company believes that its line of solar insect killers can provide effective pest control for all of these types of crops, without use of pesticides.

Ministry of Agriculture Subsidy Program

Since 2004, the China Ministry of Agriculture has had a program in place to promote the development of modern agriculture by providing subsidies for purchase of approved agricultural machinery.  Three models of the Company’s line of solar insect killers have been approved by the Ministry of Agriculture, and are the only pest control products of their type which are currently approved for purchase under the terms of this subsidy program.

In 2009, the Ministry of Agriculture subsidy was 13 Billion RMB (approximately US$1.9 Billion), and according to government reports, is expected to increase substantially in 2010.  Under the subsidy program, farmers submit requests for purchase of approved agricultural equipment to local government offices, and following approval, the government purchases the equipment on their behalf.

The three models of the Company’s line of solar insect killers which have been approved by the Ministry of Agriculture, are as follows:

Model no.	Description	Allowance	Retail Price
FWS-DBL-0	portable solar insect killer	RMB500.00	RMB1550.00
FWS-DBL-1	solar insect killer (one bulb)	RMB1,200.00	RMB4,100.00
FWS-DBL-2	solar insect killer (two bulb)	RMB2,000.00	RMB6,800.00

The government is the purchaser of products under the subsidy program, and purchasers of the Company’s products under this program acquire them with no out of pocket expense.  The approved allowance price is the equivalent of the wholesale price for the product, and is the amount which is received by the Company from sales of its products under the subsidy program. The Company’s profit margin from sales of its products at the allowance price generally ranges between 30% and 35%. The retail price is the maximum price which the government will pay for purchase of the products pursuant to the subsidy program. Distributors selected by the Company are responsible for contacting potential purchasers and negotiating the final purchase price. The difference between the approved allowance price and the final sales price is the mark-up which is received by the distributors.

Only agricultural products approved by the Ministry of Agriculture are eligible for purchase under the subsidy program. However, the program is administered by the local Department of Agriculture within each of the 32 areas in China which is designated as either a province, an autonomous region or a municipality.  As a result, in addition to Ministry of Agriculture approval, it is also necessary for the Company to obtain separate approval from the local Department of Agriculture in any geographical area in which it intends to make sales under the subsidy program.

During the nine months ended December 31, 2009, the Company was successful in selling its products under the subsidy program in two provinces, and such sales represented approximately 70% of the Company’s gross revenues during the period.  Based on these results, Company management anticipates that the Company will be able to increase sales substantially in 2010 by obtaining approval for sale of its products under the subsidy program in additional provinces and geographical areas of China.  Accordingly, during the 2009 calendar year, Company management contacted the local Department of Agriculture in every province and region of China, and devoted substantial resources to the process of seeking approval of its products by these local offices.

During the nine months ended December 31, 2009, the Company sold its products under the subsidy program in Shaanxi and Hubei provinces.  The Company’s solar insect killers were included in the list of approved products in Shaanxi province in 2009, and during 2009, the Company received approximately US$3 Million in orders from Shaanxi province.  In addition, based upon recommendations provided by officials from Shaanxi province, the Department of Agriculture of Hubei province used previously uncommitted subsidy funds to purchase the Company’s products in 2009.  Company management believes that its 2009 sales to Shaanxi and Hubei provinces are indicative of its potential sales in 2010 in Shaanxi and Hubei provinces, as well as in other provinces or regions where its products are approved for sale under the subsidy program.

As of the date of this Current Report on Form 8K/A, the Company’s products have been formally included for 2010 in the list of approved products for at least 12 provinces or regions including Shandong,

Shaanxi, Guangdong, Yunnan, Hunan, Jiangsu, Anhui, Jiangxi, Guangxi, Hubei, Fujian and Hebei.   A total of 13 other provinces or regions which have not yet formally announced a list of approved products have tentatively confirmed to the Company that its products will be approved for sale in 2010.

Current Installations

The Company currently has a total of approximately 40,000 units of its solar insect killer product line installed on farms throughout China.  This includes approximately 7,000 units which the Company has contributed since 2007 to various government farms and agricultural universities, and approximately 33,000 units which the Company has sold to various types of farms.  The 7,000 units which the Company contributed for testing purposes are installed on more than 240 test farms which grow a variety of different types of crops. The following table summarizes information regarding the units installed on test farms in the major provinces of China:

TEST FARM INSTALLATIONS

Major provinces	Number of test farms	Types of crops	Total number of units installed
Shandong	10	vegetable, corn, wheat, cotton, greenhouses	250

Hainan	15	rice, vegetable, watermelon, grape, lychee, dragon eye, mango, cucumber	350

Shannxi	18	apple, vegetable, peach, snowpeas	400

Hubei	12	rice, vegetable, peach, tea tree	400

Jianqxi	10	orange, rice, vegetable, cotton, tea tree	250

Jiangsu	8	grape, rice, vegetable	200

Yunan	12	tobacco, orange, tea tree, flowers	380

Hunan	10	rice, orange, vegetable, peanut, tea	300

Guangdong	22	rice, vegetable, lychee, dragon eye, banana, sugercane, orange, flowers, tea tree	550

Xizang	6	orange, rice, vegetable, peanut	180

Henan	16	wheat, corn, vegetable, green house, cotton	350

Heliongjiang	8	wheat, corn, soybean, peanut	180

Zhejiang	10	rice, vegetable, tea tree	200

Anhui	12	peach, rice, vegetable, snowpeas, tea tree	280

Jilin	8	apple, snowpeas	200

Guanqxi	20	grape, rice, sugarcane, orange, vegetable	450

Liaoning	12	apple, soybean, wheat, corn	300

Fujian	18	vegetable, tea tree, orange	400

Xinjiang	8	cotton, grape, green house	200

Guizhou	6	tobacco, tea tree	160

Totals	241		5,980

In addition to units installed on test farms, approximately 40,000 units are installed on numerous commercial farms in provinces throughout China.  The following table summarizes information regarding the units installed on commercial farms in the major provinces of China:

COMMERCIAL FARM INSTALLATIONS

Province	Number of commercial farms	Types of crops	Total number of units installed
Hainan Island - an island which is located at the southern part of China	38	rice, vegetables, coffee, private gardens, cucumber, watermelon, grape, lychee, strawberry, tea tree, mango, tomato greenhouse, and other crops.	3,500

Shaanxi Province- located in the Northwestern part of China	110	vegetable, cucumber, apple, snow peas, and peach farms	5,500

Hubei Province- located in the middle part of China	28	rice, vegetable, peach, cucumber, tomato, and tea tree farms.	8,000

Jiangxi province- located in the middle of China	35	vegetable, rice, orange, and tea tree farms	5,000

Jiangsu Province- located in the eastern part of China	35	grape, rice, and vegetable farms	2,000

Yunnan Province- located in the southwestern part of China	50	tobacco, orange, tea tree, and flower farms	2,500

Hunan province- located in the southeastern part of China	15	rice, orange, vegetable, and peanut farms.	2,000

Shandong Province- located in the northeastern part of China	13	vegetable, peach, soybean, corn, and greenhouse farms	2,000

Guangdong Province- located in the southern part of China	95	flower, vegetable, lychee, dragon eye, rice, mango, peanut, strawberry, water melon, cucumber, tomato, banana, sugarcane, and orange	4,500

Totals	419		35,000

Future Plan of Operations

Fiscal Year Ending March 31, 2011

In 2010, the Company’s primary focus will be on the manufacture and sale of its solar insect product line under the subsidy program established by the China Ministry of Agriculture.

As described above under “Current Operations,” the Ministry of Agriculture subsidy program is administered by the local Department of Agriculture within each of the 32 areas in China which is designated as either a province, an autonomous region or a municipality.  During calendar year 2009, Company management devoted substantial time and financial resources toward the process of establishing relationships throughout all provinces of China with product distributors, university research departments, test farms, government officials and others, for the purpose of seeking to obtain approvals at the provincial level of its solar insect killer product line.  As a result of these efforts, Company management expects that its sales under the subsidy program will increase substantially in 2010 as compared to 2009.

As of the date of this Current Report on Form 8K/A, Company management has received formal or informal confirmation that three models of its solar insect killer product line will be included in the list of approved agricultural products in at least 26 provinces.  Each of these provinces has also provided Company management with initial information about its product buying plans for 2010.  These buying plans vary from province to province based upon their respective growing seasons and the dates upon which the provinces plan to begin their government grant program.

Based upon the initial buying plans provided by these provinces, Company management currently expects to receive orders for purchase of more than 120,000 units of its solar insect killer product line under the government subsidy program, which would represent gross sales of approximately US$30,000,000 for the fiscal year ended March 31, 2011. These totals are based on initial buying plans provided by all 26 provinces which have approved the Company’s products for sale under the subsidy program, including orders for not less than 10,000 units each by Shangdong, Hubei, Yunan, Shannxi and  Jiangxi provinces, all of which are major farming provinces.

The foregoing projections are based upon initial buying plans submitted to the Company, and are not yet evidenced by actual purchase orders.  In addition, as more fully described herein under the heading “Financial Information –Liquidity and Capital Resources,” management estimates that the Company will require additional working capital to purchase raw materials, to pay costs associated with hiring additional staff, to increase inventory, and to pay other costs associated with the rapid increase in production capacity which will be required to satisfy all such orders.  Although the Company has plans to seek to raise the necessary additional working capital it will require, there is no assurance that it will be successful in doing so. Accordingly, even in the event the Company does receive orders for purchase of 120,000 or more units in 2010, there can be no assurance that the Company will be able to produce a sufficient number of units to fill all such orders.  In the event the Company is unable to fill orders it receives in a timely manner, it is anticipated that such orders would be cancelled and would not result in actual sales for the Company.

Periods Subsequent to March 31, 2011

As indicated above, for the fiscal year ending March 31, 2011, the Company intends to focus on the manufacture and sale of its solar insect killer product line under the subsidy program established by the China Ministry of Agriculture.  For subsequent periods, Company management plans to seek to increase sales by increasing its product line to include additional models of the solar insect killer and other products and by establishing channels for distribution of its products in other markets both in and outside of China.

The Company has taken initial steps to establish connections in the US and in South America for the purpose of establishing new markets for its products.  For example, in January, 2010, the Company was one of 3 Chinese manufacturers invited by the Chinese Ministry of Agriculture to attend the American Farm Bureau Federation Annual Meeting in Seattle, Washington, and the Ag Connect Expo in Orlando, Florida.  At these conferences, the Company had initial meetings with various potential distributors of its products and made initial plans to supply product samples for testing purposes.

Management currently anticipates that for periods subsequent to March 31, 2011, the Company will seek to begin making sales outside of China.  One of the purposes of establishing distribution channels outside China is to eliminate the seasonality associated with the agriculture industry in China.

Facilities and Manufacturing

Our production plant, which contains approximately 4500 square meters, is located in Shenzhen, PRC, in a leased building. The equipment in the manufacturing facility includes have 28 plastic injection machines which are made by various manufacturers such as Toshiba, Mitsubishi, and Kawaguchi, and which are designed for mold strengths from 30 tons to 60 tons; 2 Mitsubishi precise Computer Numeric Control  machines which are used for making the shape of all products with injection moulds, 4 precise Electrical Discharge Machining machines which are used for setting the precise shape and dimensions of products inside injection molds; 8 units precise milling machine; HI-TECH testing instruments, 5 separate production assembly lines, 6 Tempo printing machines , and 3 sets cable assembly lines.

The production process involves assembling finished products by combining components purchased from third parties with components which we manufacture. The components purchased from third parties include solar panels, batteries and iron ware.  We manufacture all other components used in assembling finished products, including the light bulbs and printed circuit boards which are proprietary components, as well plastic injection parts and cables.

The production process involves the use of both skilled and unskilled labor. Skilled labor is needed for portions of the process including operation of the injection moulding equipment, assembly of printed circuit boards and light bulbs, and testing of components such as the solar panels and the rain control, light control, and over charge control units.  Unskilled labor is needed primarily for final assembly, packing and shipping.

Based on the current size and structure of the Company’s manufacturing facility, management estimates that the Company has the capacity to produce approximately 600 units per day of the insert killer product line using two production shifts per day. Based on this estimate, management believes that the Company has the capacity to increase sales to approximately $40 million per year using the existing production facility. At current production levels, the Company is using only approximately 15% of the plant’s manufacturing capacity.

In the event the Company is able to raise sufficient working capital, of which there can be no assurance, management plans to spend a portion of the funds to upgrade the production lines used to manufacture its solar insect killer product line in order to make the production process more efficient.

Products

We have designed and developed a series of products we refer to as our “Sun No.1” series of products which are designed for agricultural usages.  These include a solar insect killer, solar mosquito killer, portable solar power supply system, solar bird repeller, solar mouse repeller and solar irrigation system. At the present time substantially all of the Company’s business operations are devoted to production, marketing and distribution of its line of solar insect killers.  It is anticipated that in the future, as management and financial resources become available, business operations will be expanded to focus on the production, marketing and sale of additional products in the Sun NO. 1 series of products.

The Company’s line of solar insect killers, is designed to attract and kill harmful insects which are active at night and is primarily intended for use to control insects in agricultural areas as an alternative to use of agrochemicals.  The solar panel generates power to operate a specially designed light bulb which attracts insects and causes them to become disoriented.  When they become disoriented, the insects fall in a water container and are drowned.  Depending on its size, each unit is designed to cover an area of between 3,000 – 6,000 square meters and to last 7-10 years.  The cost of the solar insect killer is substantially less than the cost of use of agrochemicals, and the solar insect killer has been shown to be more effective than use of agrochemicals in killing harmful insects.

As more fully described above under “Current Operations, three models of the Company’s line of solar insect killer have been approved by the China Ministry of Agriculture under its subsidy program for purchase of agricultural equipment.

Competition

Company management believes that competition for its line of solar insect killers is currently limited.  because they are unique. They are environmentally friendly in the sense that they are a cost effective and highly efficient alternative to use of insecticides, and also do not rely on electric power. As a result, they are currently the only product of their type approved for sale under the China Ministry of Agriculture subsidy program.

Company management estimates that the cost to use the cheapest insecticide available in China is approximately $9 per acre per month, including both the cost of the product and the cost of labor, and that the cost of herbal or organic insecticides used in organic farming is approximately $60 per acre per month. By comparison, Company management estimates that the cost of use of its line of solar insect killers is only approximately $1 per acre per year.  As a result, in addition to being environmentally friendly, there is also a substantial cost advantage available from use of the Company’s solar insect killer product line instead of insecticides.

Customers

For 2010, the Company’s primary focus is on sale of its solar insect killer line of products under the subsidy program established by the China Ministry of Agriculture.  Under this program, the government is the actual purchaser. Accordingly, at the present time, the Company’s primary customer is the Chinese government.

Although the Company’s current focus is on sale of its solar insect killers to the Chinese government through the Ministry of Agriculture subsidy program, in the future management intends to seek to expand its customer base to include additional customers in China and in other parts of the world.

Suppliers and Raw Materials

We purchase raw materials from a variety of different suppliers, none of which are exclusive suppliers of the products we purchase.  These raw materials include plastic raw material, steel, solar panels, batteries, cable wire, LED lights and the like.

Marketing and Distribution

We currently market our products through a sales and marketing team we have established to coordinate sales activities in major cities throughout China. For purposes of sale of our products under the Ministry of Agriculture subsidy program, our distributors are responsible for contacting potential purchasers and negotiating the final purchase price. Our distributors have a significant incentive to promote the sale of our products under this program because, when the purchase transaction is completed, the difference between the approved allowance price and the final sales price is the mark-up which is received by the distributors.

Once we are able to raise sufficient working capital, our plan is to take several steps to expand our marketing efforts.  This will include establishing local marketing offices in several provinces throughout China, increasing participation in international exhibitions and trade shows for solar products and agricultural products, and establishing contacts with local and international governmental agencies interested in reducing use of agrochemicals in agriculture, forestry and farming.  For example, in January, 2010, the Company was one of ten manufacturers invited by the Chinese Ministry of Agriculture to attend and have a booth at the American Farm Bureau Federation Annual Meeting and convention in Seattle, Washington.

Employees

We currently have approximately 158 employees.  Approximately half of our employees are engaged in production of our products.  The other employees are engaged in marketing, finance, quality control, research and development and administration. Most of our employees are based in the PRC.

Intellectual Property

Our CEO has obtained more than 20 patents in the PRC on various solar products, and assigned the rights to use those patents to the Company. We take various steps to protect our intellectual property, including maintaining close cooperation with the property bureau of the Chinese government, requiring our engineers, sales agents and other employees to sign non-disclosure agreements, establishing a security system at our manufacturing facility to protect samples and technical documents, and the like.

We also have two U.S. patent filings, each titled "Intelligent Pest Killing Lamp". Each claims priority from a prior Chinese patent application bearing the same title. The first U.S. application is a U.S. national patent application which seeks patent protection in the U.S. for the invention. The second patent application was filed in the U.S. under the Patent Cooperation Treaty. This second application preserves our ability to seek patent protection in each of the approximately 140 nations that are member states abiding by the Patent Cooperation Treaty.

Government Regulation

We are not subject to any requirements for governmental permits or approvals or any self regulatory professional associations for the manufacture and sale of solar products. We are not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

Legal Proceedings

There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened against us.

RISK FACTORS

Risks Related to Our Business

We will need additional financing to execute our business plan and fund the expansion of our operations, which additional financing may not be available on reasonable terms or at all.

We have limited funds and will require additional funds to execute our business plan and fund the expansion of our business.  There is no assurance that funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.  To the extent that we raise additional capital through the sale of equity securities, the issuance of such securities could result in dilution of the shares held by existing stockholders. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned product development and marketing efforts, which could harm our business, financial condition and operating results.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Competition for senior management and senior technology personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we may have difficulty in attracting and retaining the services of senior executives in the future. This failure could harm our future growth and financial condition.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

The solar products industry is subject to rapid technological change. Our future success will depend on our ability to respond to rapidly changing technologies and improve the quality of our products. Our failure to adapt to these changes could harm our business. Our future plans to market our products require such products to be innovative. If we are slow to develop new products and technologies that are attractive to people, we may not be successful in capturing a significant share of this market.  If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future marketing and expansion may be adversely affected.

We intend to rely on a network of sales agents to distribute our solar products and to expand our business we must establish a network of sales agents; we could lose a substantial portion of our sales if we are not able to effectively establish a network of sales agents and effectively monitor their activities.

We believe that our success relies, to a large degree, on our distribution network. The PRC is a geographically vast country and it is critical that we market our products in a number of different regions.  In order to expand our business into others regions, we will need to increase our distribution network by adding more sales agents, distributors, wholesalers and retailers who will carry our products and by making connections with local governmental agencies which will adopt policies that encourage use of solar power products in agricultural production.  There is no assurance that we will be able to establish and grow an adequate distribution network and, even if we can grow our distribution network, we may not be able to operate it efficiently or manage it effectively, as our internal resources are limited.  Our inability to establish, grow and manage a substantial distribution network would significantly reduce our ability to establish a recognized market for our products and would significantly slow down the potential growth and profitability of our business.

If solar power technology is not suitable for widespread adoption for agricultural uses or sufficient demand for use of solar power products in agricultural production does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to sustain profitability.

The market for use of solar power products in agricultural production is emerging and rapidly evolving, and its future success is uncertain. If solar power products prove to be unsuitable for widespread use in agricultural production, or if demand for use of solar power products in agricultural production fails to develop sufficiently, we would be unable to continue to expand our business, increase our revenues and maintain our profitability.  In addition, demand for solar powered products in the new agricultural markets and rural areas that we intend to target may not develop at all or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products in agricultural production, including the performance and reliability of solar power products as compared with conventional and non-solar alternative energy technologies and the cost-effectiveness of such products as compared with conventional and non-solar products.

We lease the real property on which our manufacturing plant and other facilities are located and there is no guarantee that our lease will be renewed.

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the PRC government grants landholders a "land use right." Our manufacturing plant and other facilities in Shenzhen are located on leased land. There is no assurance that we may renew the leases on acceptable terms. The failure to obtain the renewal of the leases on reasonable terms could cause us to incur extra expenses and costs for alternative land and for the reconstruction of our buildings.

Existing regulations and changes to existing regulations may present technical, regulatory and economic barriers to the purchase and use of solar power product in agricultural production, which may significantly reduce demand for our products

Our solar power products and their installation are subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, and related matters. We are responsible for knowing all applicable regulatory requirements and must design products to comply with all such requirements. Any new government regulations or utility policies that relate to our solar power products may result in significant additional expenses to us and our customers and, as a result, could cause a significant reduction in demand for our solar power products.

Risks Related to Doing Business in the PRC

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

The protection of intellectual property rights in the PRC is not as effective as in the United States or other countries.

We have patents in the PRC on several of our products.  However, the protection of intellectual property rights in the PRC is not as effective or enforced to the same degree as in the United States or other countries. The unauthorized use of our patents could enable other manufacturers to take unfair advantage, which could harm our business and competitive position.  We also have two US patent filings under the title "Intelligent Pest Killing Lamp," each of which claims priority from a prior Chinese patent application bearing the same title. There is no assurance as to when or whether our pending US patent applications will be approved.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.  A change in policies by the PRC government, such as changes in the Ministry of Agriculture subsidy program for purchase of agricultural equipment, could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The fluctuation of the Renminbi may harm your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely almost entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we receive US dollars from sales of our products or as a result of sale of securities to US investors, and thereafter seek to convert those dollars into Renminbi in order to use them for our operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the US dollars we have received, and this could harm our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced.  Since 2005, the PRC government has permitted the Renminbi to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in significant appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent.  As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors.  There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

Because substantially all of our assets are located outside of the United States and all of our executive officers and certain of our directors reside outside the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

All of our executive officers and two of our directors reside outside the United States. In addition, our operating subsidiary is located in the PRC and all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and non-U.S. directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives substantially all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

Risks Relating to the Share Exchange

The Company’s executive officers beneficially own a majority of the Company’s outstanding common stock, which gives them the ability to effectively control virtually all corporate actions requiring shareholder approval.

As a result of the Share Exchange, Trueframe International Limited is the owner of 32,550,000 shares, or approximately 55.78% of our issued and outstanding common stock. Liang Chao Wei, the Company’s CEO, and his spouse Mo Xue Mei, the Company’s Secretary, own a majority of the shares of Trueframe International Limited, and may be deemed to the beneficial owners of the shares of the Company held by Trueframe International Limited. The interests of the Company’s management may differ from the interests of other stockholders.  As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

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Electing or defeating the election of directors;

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Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

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Effecting or preventing a merger, sale of assets or other corporate transaction; and

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Controlling the outcome of any other matter submitted to the stockholders for vote.

As a result of the Share Exchange, the Company has become subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of completion of the share exchange transaction, the Company has become a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the share exchange transaction) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if the Company had remained privately-held and did not consummate the Share Exchange.  In addition, it may be time consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  The Company may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Company is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Company may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Because Agrisolar became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with the fact that Agrisolar has become public through a share exchange transaction. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Risks Relating to the Common Stock

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol AGSO.OB. However, the trading market is limited and is not a liquid market.  There is no assurance that a liquid market for the Company’s common stock will develop, and there is a possibility that even if a liquid trading market does develop for a period of time, that it may not be maintained.  Persons who purchase the Company’s common stock may have difficulty liquidating their investment because of the lack of a market or the difficulty in maintaining a market.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, under Rule 144, a person who has satisfied a minimum holding period of between 6 months and one-year and any other applicable requirements of Rule 144, may thereafter sell such shares publicly. The possible future sale of our shares pursuant to Rule 144 by the Company’s existing shareholders, may have a depressive effect on the price of our common stock in the over-the-counter market.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply generally to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share.  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities.  If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

MARKET FOR REGISTRANT’S COMMON STOCK

The Company’s shares are approved for trading on the OTC Bulletin Board under the symbol AGSO.OB.  However, there is not an established public trading market for the Company’s shares because there has been only limited or sporadic trading activity in the Company’s shares for several months. As a result, historical information regarding high and low bid and ask prices for the Company’s shares should not be considered relevant and is not provided.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Background

We were incorporated in the State of Colorado on March 13, 2006 under the name V2K International, Inc. From March, 2006, through January, 2010, we were in the business of selling and supporting franchises in the residential and commercial window fashion industry, and in the business of developing and licensing proprietary software which allows users to decorate windows for both residential and commercial customers. During this time, our business operations were carried on through two wholly-owned subsidiaries, V2K Window Fashions, Inc., V2K Technology, Inc.  On January 11, 2010, we sold our interest in V2K Window Fashions, Inc., and V2K Technology, Inc., for nominal consideration to Lotus Holdings, LLC, a Colorado limited liability company, an entity controlled by the former officers and directors of the Company.

On January 8, 2010, we acquired all of the issued and outstanding shares of Fuwaysun Technology, Ltd., (“Fuwaysun”), a Colorado corporation, in a share exchange transaction.  As a result of completion of this share exchange transaction, Fuwaysun and its wholly-owned subsidiaries, Fuwaysun Technology (HK) Limited, a Hong Kong corporation (“FTHK”), Forboss Solar (ShenZhen) Co, Ltd, a PRC corporation (“Forboss”), and Shenzhen Fuwaysun Technology Company Limited, a PRC corporation (“Shenzhen Fuwaysun”) became our wholly-owned subsidiaries.  We completed the share exchange transaction with Fuwaysun in order to acquire the business operations conducted through Shenzhen Fuwaysun, its operating subsidiary. In conjunction with this share exchange transaction, we changed our name to AgriSolar Solutions, Inc.

We are now engaged primarily in the development, production and sale of solar products, including a solar insect killer and other products designed for agricultural use.  Our manufacturing facility is located in Shenzhen, PRC, and our business operations and sales are in China.

The following discussion regarding results of operation relates to the business operations of Fuwaysun which are carried on through its operating subsidiary, Shenzhen Fuwaysun.

RESULTS OF OPERATIONS

Fiscal Year Ended March 31, 2009 Compared to Fiscal Year Ended March 31, 2008

Revenue:

Revenue for the fiscal year ended March 31, 2009, was $1,523,927, as compared to revenue of $1,917,990 for the fiscal year ended March 31, 2008, a decrease of $394,063, or approximately 20.5%. The decrease in revenue is attributable to the fact that during the fiscal year ended March 31, 2009, the Company changed the focus of its operations to concentrate on development of its line of solar products.

Net Loss before tax:

The Company had a net loss before income taxes of $(323,853) for the fiscal year ended March 31, 2009, as compared to a loss before income taxes of $(192,589) for the fiscal year ended March 31, 2008.  The increase in the operating loss of $131,264, or approximately 68% is primarily attributable to the decrease in revenue for the fiscal year ended March 31, 2009.

Operating expenses:

Operating expenses were $349,790 for the fiscal year ended March 31, 2009, as compared to operating expenses of $215,741 for the fiscal year ended March 31, 2008. The increase in operating expenses of $134,049, or approximately 62%, is primarily attributable to expenses incurred in conjunction with development of the Company’s line of solar products.

Nine Month Period Ended December 31, 2009 Compared to the Nine Month Period Ended December 31, 2008

Revenue:

Revenue for the nine months ended December 31, 2009, was $4,855,807, as compared to revenue of $1,409,239 for the nine months ended December 31, 2008, an increase of $3,446,568, or approximately 245%. The increase in revenue is primarily attributable to sales of the Company’s solar insect killer product line to Shaanxi and Hubei provinces under the subsidy program established by the China Ministry of Agriculture.

Net Loss before tax:

The Company had a net loss before income taxes of $(708,178) for the nine months ended December 31, 2009, as compared to a net loss before income taxes of $(181,220) for the nine months ended December 31, 2008. The increase in the net loss of $526,958, or approximately 291% is attributable to sales rebates of $2,120,352 paid to distributors of the Company’s solar insect killer product line during the nine months ended December 31, 2009, which represents the difference between the wholesale and retail price of the products,  and to a substantial increase in general and administrative expenses primarily associated with marketing and sales activities related to sales of the Company’s solar insect killer product line under the subsidy program established by the China Ministry of Agriculture.

Operating expenses:

Operating expenses were $1,830,879 for the nine months ended December 31, 2009, as compared to operating expenses of $242,653 for the nine months ended December 31, 2008. The increase in operating expenses of $1,588,2226, or approximately 655%, is attributable to increases in selling expenses and in general and administrative expenses primarily associated with and sales activities related to sales of the Company’s solar insect killer product line under the subsidy program established by the China Ministry of Agriculture.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, the Company had current assets of $3,280,990, as compared to current assets of $1,037,949 as of December 31, 2008. The current assets as of December 31, 2009 included cash and cash equivalents of $1,017,671, net accounts receivable of $725,069, and net inventories of $1,067,879.  The increase in current assets as of December 31, 2009, as compared to December 31, 2008, is primarily attributable to completion by the Company during the period between May and October, 2009, of a private placement offering in which the Company sold a total of $1,272,500 of units consisting of one share of common stock and one common stock purchase warrant, at a price of $0.125 per share, and to a $500,000 loan from a director received in December, 2009.

Management anticipates that the Company will require additional working capital of up to $5,000,000 for various purposes, including payment of expenses associated with production and sale of the Company’s line of solar insect killer under the subsidy program of the China Ministry of Agriculture.  Based on initial purchase plan estimates received from 26 provinces, management is expecting orders for more than 120,000 units of its solar insect killer in 2010, which would represent gross sales of approximately $30,000,000.  The expenses associated with a rapid increase in production include purchase of raw materials, payment of costs associated with hiring additional staff, payment of costs associated with an increase in inventory.  Management also intends to use working capital to improve the efficiency of the Company’s production line and to pay marketing and development costs related to seeking to establish distribution channels for the Company’s products in markets outside of China, including particularly the US and South America.

The Company does not currently have any commitments to obtain working capital. However, management believes that the Company’s best option for raising working capital is through the offering and sale of its equity securities.  Accordingly, although there is not currently an active trading market for the Company’s shares, management intends to seek to capitalize on the fact that, following completion of the reverse merger transaction with Fuwaysun, the shares are approved for trading on the OTC Bulletin Board, by structuring an equity offering. The timing and terms for such an offering have not yet been determined.

MANAGEMENT

Current Officers, Directors and Key Employees

The following table contains the name, age and position with the Company of officers and directors as of the date of this Report on Form 8K/A. Their business background is described following the table.

Name	Age	Position
Liang Chao Wei	46	Chairman of the Board and Chief Executive Officer (CEO) OChairman of the Board of Directors, CEO, President
Mo Xue Mei	39	Director and Company Secretary
Steven Clevett	47	Director
Stan Battat	65	Director
Glen Henricksen	50	Director

Mr. Liang Chao Wei, age 46, is the Chairman of the Board and Chief Executive Officer.  Mr. Liang founded Shenzhen Fuway Plastic & Phenolic Product Manufacturory in 1999.  Prior to that, Mr. Liang has worked as material manager for WIK for 7 years, a German company based in the PRC.  In 2006, Mr. Liang founded Shenzhen Fuwaysun Technology co. ltd. for the research and development of solar based technologies.  Mr. Liang is a well-known entrepreneur in his community, he was awarded as the “excellent youth” of Shenzhen city in 1998 and in 2007 he became the entrepreneur association of Bao An district, Shenzhen.  Mr. Liang holds a degree of Electronic Engineering from ZhongShan University.  Mr. Liang is the spouse of Ms. Mo.

Ms. Mo Xue Mei, age 39, is the director and company secretary.  Ms. Mo graduated from Guangdong University in 1989 with a degree in electronic engineering. After that she worked as marketing manager for Chinese-based companies, mainly handling their overseas sales. She joined Shenzhen Fuway Plastic & Phenolic Product Manufacturory in 1999, mainly responsible for overall administrative affairs.  Ms. Mo is the spouse of Mr. Liang.

Mr. Steven Clevett, age 47, is a recognized leader in the energy sector with over two decades of commercial transaction experience acquiring, developing, financing and restructuring projects for both domestic and international clients, as well as leading a broad array of merger and acquisition activities on both the buy and sell side. His credentials include key management, development and project finance roles in dozens of large-scale power generation projects with an aggregate value in excess of $1.4 billion as well as several well-publicized energy sector mergers and acquisitions. Mr. Clevett currently serves as Executive Vice President of Premier Power Renewable Energy, Inc., a leading global integrator of large and small scale solar photovoltaic and thermal power systems to commercial, governmental and residential customers throughout North America and Europe.  The company trades on the OTC Bulletin Board under the symbol PPRW.OB.  Prior to joining Premier Power, Mr. Clevett served as President and Chief Executive Officer of the Optimira Energy Group a leading energy services company (ESCO). He held various positions within the Bechtel Enterprises Group; including director of corporate development at U.S. Generating Company and asset manager of on-site cogeneration projects for multinational industrials. Mr. Clevett started his career as an engineer for Hess Corporation at the St. Croix refinery. Mr. Clevett holds an M.B.A. from Rutgers Graduate School of Management and a Bachelor of Engineering from Stevens Institute of Technology.

Mr. Stan Battat, age 65, was appointed a director of the Registrant on November 2, 2009. Mr. Battat began sourcing products from Asia in the late 1970’s, starting in Korea, and later migrating to Taiwan and China.  Major products he has sourced include consumer electronics, car stereos, CCTV’s and battery operating products, specializing in batteries of all chemistries.  Through his sourcing activities, Mr. Battat became the largest supplier of batteries to the security and wheelchair industries and developed the largest independent sealed lead acid battery factory in China. Directly, or through third parties, Mr. Battat supplied products to numerous Fortune 500 companies, including Honeywell (worldwide), the US Navy, Sears, Home Depot, Radio Shack and Pride Mobility Scooters, and became the sole international sourcing agent for Universal Power Group (AMEX: UPG).  Mr. Battat completed various undergraduate work at University of Melbourne, Australia.

Mr. Glenn Henricksen, age 50, was appointed a director of the Registrant on December 29, 2009.  Mr. Henricksen is a founding partner of CIF Hong Kong Limited and Asia Technology Management (ATM), consulting firms that advise corporations, banks and non-bank financial institutions in the Asian and EMEA region. The consulting services include designing and implementing in-depth and best-practices policies and procedures in treasury management, investment management, credit and market risk management processes and preparing companies for equity and debt financing. Prior to founding CIF and ATM, Mr. Henricksen was employed by the African Development Bank to start its fixed rate investment unit. His responsibilities included liability measurement, asset allocation, and trade execution of the G7 fixed rate investment portfolio. Prior to that time, Mr. Henricksen was the Hong Kong based risk manager for Bear Stearns for all Asian derivative, credit and currency businesses. He also had global responsibilities for high-grade corporate bonds, convertible and asset swap books, and was responsible for negotiating and structuring workouts of derivative and debt exposures in the Asian market.  Prior to Bear Stearns, Mr. Henricksen was a principal with BlackRock Financial Management where he managed corporate bond and securitized asset portfolios.  Mr. Henricksen received a BS/MBA degree from State University of New York at Buffalo in 1982.  He is a US citizen, permanent resident of Hong Kong.

Our shareholders elect our directors annually and our board of directors appoints our officers annually. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

Conflicts of Interest

Certain conflicts of interest exist and will continue to exist between AgriSolar and its officers and directors due to the fact that they have other employment or business interests to which they devote their primary attention. For the foreseeable future, they are expected to continue to devote the majority of their time to their other business interests. Pearl River has not established policies or procedures for the resolution of current or potential conflicts of interest between it and its management. Ultimately, our shareholders must rely on the fiduciary responsibility owed to them by the Company’s officers and directors.

There can be no assurance that members of management will resolve all conflicts of interest in our favor. The officers and directors are accountable to us and our shareholders as fiduciaries, which means that the Company. Failure by them to conduct our business in its best interests may result in liability to them. The area of fiduciary responsibility is a rapidly developing area of law, and persons who have questions concerning the duties of the officers and directors to us should consult their counsel.

Exclusion of Director Liability

Pursuant to the Colorado Revised Statutes, our Articles of Incorporation exclude personal liability on the part of our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for improper payment of dividends. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Executive Compensation and Plans

Cash and Other Compensation

The Company pays compensation to its officers and directors.  But, none of them have received annual compensation of more than $100,000 per year in any year.

Compensation Pursuant to Plans

No director or executive officer has received compensation from the Company pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we eventually will compensate our officers and directors for services with stock or options to purchase stock, in lieu of cash. We currently have in place an employee stock compensation plan and compensatory stock option plan. We have no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect or anticipated to be adopted.

Employment Contracts

No person has entered into any employment or similar contract with the Company. It is not anticipated that we will enter into any employment or similar contract unless and until the Company’s operations require full-time managers and has the funds with which to pay them.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 24, 2010, following completion of the share exchange transaction, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock, by each executive officer and director of the Registrant, and by all of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Liang Chao Wei (1) 13 Building, Jinyaun Industrial Zone, Hongtian, Shajing, Bao’an District Shenzhen City, Guangdong Province PRC	32,550,000(2)	55.78%
Common	Mo Xue Mei (1) 13 Building, Jinyaun Industrial Zone, Hongtian, Shajing, Bao’an District Shenzhen City, Guangdong Province PRC	32,550,000(2)	55.78%
Common	Steven Clevett(1) 201 Railroad Avenue #211 Easy Rutherford, NJ 07073	116,000	0.20%
Common	Stan Battat(1) 1290 Harbor Court Hollywood, CA 33019	916,000(3)	1.57%
Common	Glenn Henricksen(1) 30 Stubbs Rd., Hanae Villa GF North Happy Valley, HK	400,000(4)	0.69%
Common	Trueframe International Limited 13 Building, Jinyaun Industrial Zone, Hongtian, Shajing, Bao’an District Shenzhen City, Guangdong Province PRC	32,550,000	55.78%
Common	All Directors and Executive Officers as a Group ( 5 in number)	33,982,000	57.64%

(1)

The named person is an officer and/or a director of the Company.

(2)

Includes 32,550,000 shares owned by Trueframe International Limited, a BVI Company, of which Liang Chao Wei and Mo Xue Mei may be deemed to be the beneficial owner.

(3)

This figure includes Mr. Battat’s rights under a warrant agreement to acquire 400,000 shares of the Company’s common stock.

(4)

This figure includes Mr. Henricksen’s rights under a warrant agreement to acquire 200,000 shares of the Company’s common stock.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On January 8, 2010, the Registrant approved the issuance of a total of up to 58,055,000 shares of its previously unissued shares of common stock to be exchanged on a 1:1 basis for the issued and outstanding shares of Fuwaysun.

The exchange transaction is a private placement transaction, and the shares reserved for issuance in the exchange transaction were not registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and by Regulation S promulgated under the Securities Act. Accordingly, all shares issued in the exchange transaction will constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K/A, which disclosure is incorporated herein by reference.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In conjunction with closing of the share exchange transaction described in Item 2.01, all previous officers and directors of the Registrant resigned on January 8, 2010, and new officers and directors designated by Fuwaysun were appointed. The resignations were in conjunction with closing of the share exchange transaction, and were not the result of any disagreement with the Registrant.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K/A regarding the newly appointed officers and directors, which disclosure is incorporated herein by reference.

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORTION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 8, 2010, the Registrant amended its Articles of Incorporation to change its name to AgriSolar Solutions, Inc.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

(i)

In accordance with Item 9.01(a), the audited consolidated financial statements of Fuwaysun Technology, Ltd., for the fiscal years ended March 31, 2009 and 2008 are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

(ii)

In accordance with Item 9.01(a), the unaudited consolidated financial statements of Fuwaysun Technology, Ltd., for the nine month periods ended December 31, 2009 and 2008, are filed in this Current Report on Form 8-K/A as Exhibit 99.2.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), pro forma consolidated financial statements of the Registrant and Fuwaysun Technology, Ltd., as of the fiscal year ended March 31, 2009 and as of the nine month period ended December 31, 2009 are filed in this Current Report on Form 8-K/A as Exhibit 99.3.

(c)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A:.

Exhibit No. Description
2.1

Share Exchange Agreement dated January 8, 2010, by and between V2K International Inc., and Fuwaysun Technology, Ltd., incorporated by reference from exhibit to Current Report on Form 8K filed on January 11, 2010.

3.4	Articles of Amendment filed January 8, 2010, incorporated by reference from exhiibt to Current Report on Form 8K filed on January 11, 2010.
99.1	Audited consolidated financial statements of Fuwaysun Technology, Ltd., for the fiscal years ended March 31, 2009 and 2008 filed herewith.
99.2	Unaudited consolidated financial statements of Fuwaysun Technology, Ltd., for the nine month periods ended December 31, 2009 and 2008, filed herewith.
99.3

Pro Forma consolidated financial statements of the Registrant and Fuwaysun Technology, Ltd., as of the fiscal year ended March 31, 2009 and as of the nine month period ended December 31, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

AgriSolar Solutions, Inc. (Registrant)

Date: March 25, 2010	/s/ Liang Chao Wei, Chief Executive Officer